UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM SB-2/A AMENDMENT 3

SEC File Number: 333-122094

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CORPORATION

Exact name of registrant as specified in its charter)

Colorado	1000	98-0219158
(State or jurisdiction of	(Primary Standard	(I.R.S. Employer
incorporation or organization)	Industrial Classification	Identification No.)
	Code Number)

254-16 MIDLAKE BOULEVARD CALGARY, AB T2X 2X7 403.461.7283

(Address and telephone number of principal executive offices)

Agent for Service	With a Copy to:
Todd Larsen, CEO	Joseph I. Emas
First Corporation	1224 Washington Avenue
254-16 Midlake Boulevard	Miami Beach, Florida 33139
Calgary, AB T2X 2X7	Telephone: (305) 531-1174
Telephone: (403) 461-7283	Fax: (305) 531-1274
Fax: (403) 256-3302

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

Title of each			Proposed		Proposed
class of		Proposed	Minimum	Proposed	maximum
securities to	Proposed	Minimum	aggregate	Maximum	aggregate	Amount of
be	amount to be	offering	offering	offering price	offering	Registration
Registered	registered	Price per unit	Price	per unit	price	fee

Common	2,260,000	$ 0.15 per share	$ 100,000	$0.15 per share	$331,200	$38.98
Stock

No exchange or over-the-counter market exists for First Corporation’s common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

2

Prospectus

, 2006

FIRST CORPORATION

2,260,000 shares of common stock

This is the initial public offering of our common stock and no public market currently exists for these shares. First Corporation is offering, on a “self-underwritten” best efforts basis, for sale up to a maximum of 2,000,000 shares and a minimum 666,667 shares of our common stock at a price of $ 0.15 per share for a period of six months (one hundred and eighty days) from the date of this prospectus. All funds received from the sale of the initial 666,667 shares of our common stock will be held in our attorney’s escrow account to be distributed to us when the minimum is achieved or promptly returned to the investors in the event the minimum number of shares is not sold before the offering is closed. There are no minimum purchase requirements for investors in this offering. No commissions will be paid for the sale of the 2,000,000 shares offered by us.

Concurrent with this offering, our selling shareholders are selling 260,000shares at the fixed price of $ 0.15 per share until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price.

This investment involves a high degree of risk. See “Risk Factors” beginning on page 6.

Price to Public	Underwriting	Proceeds to
	Commissions	First Corporation

Per Share: $ 0.15 per share	$0	$ 0.15 per share
Total Minimum Offering: $100,000	$0	$ 100,000
Total Maximum Offering: $ 300,000	$0	$ 300,000

If we are successful in obtaining a listing on the Over the Counter Bulletin Board (“OTCBB”), sales by selling shareholders only, may be at market prices or negotiated prices. First Corporation must price its common shares at a firm price of $0.15 per share for the duration of the offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense

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TABLE OF CONTENTS
Summary…………………………………….…...………………………………………………………	1
Risk Factors………………………………………………………………………………………...……	2
Use of Proceeds………………………………………………………………………………………….	7
Determination of Offering Price…………………………………………………………………………	11
Dilution…………………………………………………………………………………………………	11
Selling Shareholders……………………………………………………………………………………	12
Plan of Distribution……………………………………………………………………………………	16
Legal Proceedings……………………………………………………………………………………….	21
Directors, Executive Officers, Promoters and Control Persons…………………………………………	21
Security Ownership of Certain Beneficial Owners and Management…………………………………	23
Description of Securities………………………………………………………………………………	24
Interests of Named Experts and Counsel………………………………………………………………	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities…….…………	26
Organization Within Last Five Years…………………………………………………………………	26
Description of Business……………………………………………………………………………….	27
Plan of Operation……………………………………………………………………………………	34
Description of Property……………………………………………………………………………….	36
Certain Relationships and Related Transactions……………………………………………………	36
Market for Common Equity and Related Stockholder Matters………………………………………	37
Executive Compensation……………………………………………………………………………	38
Financial Statements………………………………………………………………………………….	41
Changes in and Disagreements with Accountants Disclosure………………………………………	58

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Prospectus Summary

Please note that throughout this prospectus, the words "we", "our" or "us" refers to First Corporation and not to the selling stockholders.

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

First Corporation is a Colorado corporation and is in the business of mineral exploration. We have purchased and re-staked two mineral claims units, each comprising 1,280 acres, located in the Red Lake mining District, in the Province of Ontario, Canada that we refer to as the “FirstCorp” claims. We have the right to explore these claims and have not purchased the actual land on which the claims are filed. Our objective is to conduct mineral exploration activities on the FirstCorp claims in order to assess whether it possesses commercially exploitable reserves of minerals. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our claims and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined. The claim numbers to these claims have been recorded as claim no’s: KRL301642 and KRL301643 , Red Lake Mining District, Ontario NTS 52K14.

In the mining industry we are considered an exploration company. This means that we are involved in the examination and investigation of land that we believe may contain valuable minerals for the purpose of discovering the presence of ore, if any, and its extent. No commercially exploitable reserves have been found on the FirstCorp claims and we cannot assure investors that any such reserves will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

First Corporation 254-16 Midlake Boulevard Calgary, AB T2X 2X7 403.461.7283 403.256.3302

The offering

The following information reflects a 2-1 forward stock split and a subsequent 5-2 stock forward split. Concurrent with this offering, our selling shareholders are selling 260,000 shares of common stock that represents slightly over eleven percent (11.51%) of the common stock being offered in this registration statement. Initially 44,000 shares of common stock were issued for cash consideration of $0.50 per share on October 5, 2004. On October 10, 2004 we forward split our stock on a 2 to 1 basis. On December 15, 2004 we issued 16,000 shares of our common stock @ $0.25 per share. On September 20, 2005 we forward split our issued and outstanding common stock on a 5 for 2 basis, resulting in an actual cost of $ 0.10 per share, 66.66% of the offering price of $0.15 per share. Selling shareholders must sell their shares at a fixed price of $ 0.15 per share until the shares are successfully listed on the OTC Bulletin Board, if ever.

No arrangement is in place to counter this effect. The selling shareholder offering is concurrent with the offering of 2,000,000 shares at $ 0.15 per share by us. Both offerings are being registered pursuant to this prospectus.

The offering price of this issue was arbitrarily set by us. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We established an offering price based on the foregoing.

The offering will conclude when all of the 2,000,000 shares of our common stock have been sold, or six months from the date of this prospectus, whichever occurs first.

Summary Financial Information

Balance sheet

March 31, 2006

Cash	$ 1,477
Total Assets	$ 1,477
Total Liabilities	$-
Total Stockholders’ Equity	$ 1,477

Statement of Loss and Deficit

From inception
(December 27, 1995) to
March 31, 2006
(un-audited)

Operation Expenses	$46,624
Net Loss	$47,374

Risk Factors

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of our mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of March 31, 2006 we had cash on hand in the amount of $1,477. Our business plan calls for significant expenses in connection with the exploration of the FirstCorp claims. The phase one exploration program on the claims as recommended by our consulting geologist is estimated to cost approximately $ 50,000. We are proposing to raise this amount pursuant to this offering. We may require additional financing in order to complete the phase two activities. We were able to re-stake our claims for a minimal amount of money, avoiding the minimum assessment of approximately $10,000 ($12,800 Cdn) required by the government of Ontario and extending the minimum assessment deadline to May 20, 2007 to keep our claims in good standing.

We must make exploration expenditures on the FirstCorp claims of at least US $ 10,000 by May 20, 2007 in order to keep required assessment work current and our claims in good standing. We plan on spending at least US $50,000 on our claims during the years 2006 and early 2007 as recommended by our independent geologist. If we cannot raise funds for the exploration expenditures, we must enter into a joint venture with another party, sell our claims completely or lose any interest in the FirstCorp claims. In the event of any of the above you could lose all or part of your investment in this offering.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not commenced exploration of our claims, and have no way to evaluate the prospects our being able to operate our business successfully. We were incorporated on December 27, 1995, and subsequent to our organizational activities, we have attempted from time to time, to identify and obtain business opportunities. These efforts were not successful and no business plan was ever implemented until we were able to obtain our claims. We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because our executive officers have only limited experience in mineral exploration and do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Todd Larsen, our President, Chief Executive Officer and a First Corporation director, has only limited experience as an officer or director of a mineral exploration company and he does not have formal training as a geologist, engineer or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Because of the speculative nature of mineral claims exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the FirstCorp claims contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the FirstCorp claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance and nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

If we discover commercial reserves of precious metals on our mineral claims, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.

Our mineral claims do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering. Because of the magnitude of putting a proven ore body into commercial production, we could well be faced with entering into some form of joint venture agreement with a large mining concern that has the resources and expertise in developing a mine. Should this be the case First Corporation would be forced to give up control and accept a minority position in the venture. This could negatively affect the value of your shares.

Because access to our mineral claims could be restricted by inclement weather, we could be delayed in our exploration and any future mining efforts.

We are extremely fortunate that our mineral claims are bisected by a fully improved provincial highway and are further accessible by a series of roads and trails that were left from past logging activity. However, we at all times run the risk of heavy snows, extremely heavy rains that could wash out the highway or make movement on the claims difficult or impossible. If this should occur it would possibly delay getting proper equipment on the claims and proper location of that equipment. This could result in serious delays to our exploration.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the Mining Act of the Province of Ontario as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to our mineral claims, our business may fail.

While we have obtained geological reports with respect to our mineral claims, this should not be construed as a guarantee of title. The claims may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The FirstCorp claims has not been surveyed and therefore, the precise location and boundaries of the claims may be in doubt. We will likely complete a survey on the claims as part of the proposed phase two exploration work program. If the survey results are defective, we could lose all right and title to the ground now held by the mineral claims. There may be legal remedies against Ruza Resources Ltd. and its principal stockholder, Jaroslav Ruza, if the representations and warranties provided in the agreement are not accurate. However, there are no assurances of legal success and there are no assurances, if a legal claim was successful, that we would be compensated adequately to cover the losses on your investment in this offering. If we are unable to obtain clear title you may lose your entire investment in this offering.

Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.

The mining industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

If we complete a financing through the sale of additional shares of our common stock, then shareholders will experience dilution.

The offering price of $0.15 per share is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of at least $0.11 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price our common stock and the loss of part or all of your investment in this offering.

Our President And Chief Executive Officer Has Complete Control Of The Company And May Make Arbitrary Decisions That May Have A Negative Effect On Other Shareholders.

Todd Larsen, President and CEO of First Corporation owns Seven Million, Five Hundred Thousand (7,500,000) if the Eleven Million, Five Hundred and Ten Thousand (11,510,000) issued and outstand shares of common stock. This equates to 65.16 % of the shares issued and 55.5% if we complete all of this offering. As a result, any decision he may make will implemented. Mr. Larsen will have the ability at all times to direct our affairs in a manner that he sees fit and that may be in direct contrast to the interests of the other stockholders. This fact should be seriously considered before making any investment in our enterprise.

If We Do Not Discover a Commercially Viable Mineral Deposit on Our Claims and Start Production We Will Have No Revenues, an Event That May Never Happen or May Take Years To Happen.

First Corporation is a junior exploration concern. That means that our function is to explore, investigate and assess a mineral claims before any decision is made as to its viability as a producer let alone developing it as a mine. There are a minimum of three extensive steps in the exploration process. Each step requires increasing amounts of funding. If and when management and our consultants determine that we have a commercial claims we face a critical decision: whether to seek the immense amount of capital necessary and proceed to develop a producing claims on our own or to seek an alliance with one or more large mining companies that have the experience, personnel and financial depth to carry forward the creation of a producing mine. Until we see the production of actual ore from our claims we will see no revenues. Any investment decision based on revenues should take all of the above factors into consideration.

Risks Related to the Securities Market

There is no liquidity and no public market for our common stock and it may prove impossible to sell your shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We are competing with our selling securities holders in our sales in this offering and this may hurt our ability to sell.

Concurrently with our offering of 1,000,000 shares, our selling security holders are offering 260,000 shares of our stock. We will not receive any proceeds from the sales, if any, of the 260,000 shares offered by our selling security holders. Because of this, our ability to sell shares and to raise necessary capital may be severely impeded. We could become more impeded if our shares are quoted on the OTCBB, since our shareholders may sell at a price below $.15 per share and this could have a negative impact upon our ability to sell our 1,000,000 shares.

Our Auditors have expressed substantial doubt about our ability to continue as a “going concern”.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on

December 27, 1995, and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. Our management's plans in regard to this matter are described in Note 6. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1)	Our ability to market ore that may be found,

(2)	Our ability to obtain clear title to our claims,

(3)	Our ability to overcome delays in exploration and mining efforts,

(4)	Our ability to find commercially exploitable minerals, and

(5)	Our ability to obtain and retain sufficient capital for future operations.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

Analysis of Financing Scenarios

Expenses	Table 1	Table 2	Table 3	Table 4
	100% of	75% of Offering	50% of Offering	331/3 % of
	Offering Sold	Sold	Sold	Offering
				Sold
Gross Proceeds	$300,000	$225,000	$150,000	100,000
Less: Expenses of Offering
Legal Fees	17,000	17,000	17,000	17,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	10,000	10,000	10,000	10,000

Net Proceeds	266,000	191,000	116,000	66,000
Use of Net Proceeds
Phase One Expenses
Geologist	7,000	7,000	7,000	7,000
Grid Emplacement	8,000	8,000	8,000	8,000
GPS Survey	5,000	5,000	5,000	5,000
HLEM Magnetometer Survey	20,000	20,000	20,000	20,000
Report	5,000	5,000	5,000	5,000
Contingency (10%)	5,000	5,000	5,000	5,000

One year’s Working Capital	216,000	141,000	66,000	16,000
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	500
Office Expenses	7,000	7,000	7,000	-

Additional Claims Acquisition	30 ,000	25,000	10,000	10,000 -
General Working Capital	166,300	96,300	36,300	-

Total Use of Net Proceeds	$266,000	$191,000	$116,000	$66,000

Under table 1, 100% or 1,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $300,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months, provide funds for one or more additional exploration properties and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $166,300 and is allocated to general working capital.

From working capital the sum of $100,000 has been preliminary designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

If after completing the phase one exploration work program, the determination is not to proceed with the phase two work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with phase two of the exploration program, we will have adequate capital to acquire one or more interesting prospects that are worthy of investigation.

Once we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on farther drilling and engineering studies before we will know if we have a commercially viable mineral deposit

Table 2

Under table 2, 75% or 750,000 of the shares being offered will be sold for gross proceeds of $ 225,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $ 96,300 and is allocated to general working capital.

The $96,300 has been preliminary designated for phase two of the mineral exploration program on the mineral claims, dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which will not require us to raise additional funds to cover the costs of the exploration program and the general and administrative costs to administer phase two. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise such funds. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds. If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities and to investigate possible mineral prospects.

Table 3

Under table 3, 50% or 1,000,000 of the shares being offered will be sold for gross proceeds of $ 150,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $36,300 and is allocated to general working capital.

The $ 66,000 has been preliminarily designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which requires us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise such additional funds. If we need additional funds and cannot raise them, we will have to suspend or cease operations. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds. If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. Some of these funds could be used to acquire one or more prospects that our geologists and engineers recommend for exploration.

Under table 4, 33 1/3% or 666,667 of the shares being offered are sold for gross proceeds of $ 100,000, the minimum amount to be raised from this offering. All funds received from the sale of the initial 333,334 shares of our common stock will be held in our attorney’s escrow account to be distributed to us when the minimum is achieved or promptly returned to the investors in the event the minimum number of shares are not sold before the offering is closed. The offering should provide adequate capital to fund the balance of the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. There will be no funds available for claims acquisition and office expenses will be extremely minimized.

With no funds available from the offering for phase two of the mineral exploration program if we should determine to proceed with phase two. The phase two mineral exploration program is budgeted for $100,000 which requires us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we require additional funds and are unable to raise them we will have to suspend or cease operations. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration program, we will use the funds available for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees.

General Working Capital

We are and Exploration Stage Company. That is, our business is to acquire mineral claims and spend our funds to determine whether or not there are commercial mineral reserves present. This process is done in stages for two primary reasons: (a) to conserve our available capital and (b) to methodically document the exploration process for future use and availability, if and when, we seek further financing or a joint venture partner to further or complete our exploration and become a commercially viable operation.

For the above reasons it is very difficult to accurately forecast timing and amounts to be spent after completing each stage of our program as recommended by our geological consultants. As each stage is completed, the results are evaluated and recommendations are made for further and more detailed work or suspension of activities on a particular claim or claims.

An integral part of our business plan is to provide for the acquisition of further mineral claims to enhance our chances of discovering commercial reserves. An alternate plan would be to become someone else’s joint venture partner, adding our financial strength to further explore properties that have gone through initial stages of exploration and show promise.

In summary, the more working capital that is at our disposal, the more chances we have to be successful. If we are able to attract subscribers for the maximum of ;our share offering we will be in a much better position than if we attract only the minimum amount of capital.

We do not anticipate compensating any officer or director from the proceeds of this offering and we have not allocated any capital for any such remuneration. There are potential situations that could arise wherein Todd Larsen, our President might be compensated other than out-of-pocket expenses. If, upon completing any phase of our exploration program as laid down by our consulting Geologist, full-time participation is required, a compensation package could be created. Other than that scenario we will not compensate any director or officer for their efforts on behalf of First Corporation.

Mr. Larsen, our president and Ms. Cousineau, our secretary/treasurer have verbally indicated that they will advance up to $30,000 over the next six months to cover any additional funds necessary for us to proceed with this offering and to cover the $10,000 required minimum expenditure on our claims by May 20, 2007. These funds will be advanced to pay for the balance of the estimated offering costs of $28,000. Mr. Larsen and Ms. Cousineau have verbally agreed that these funds would be advanced as shareholder loans, would bear no interest and would have no terms of repayment other than any accumulated shareholder loans for the purpose of paying for our offering costs will be repaid out of the proceeds of this offering. To date, no shareholder loans have been made. Neither Mr. Larsen nor Ms. Cousineau is legally obligated to provide such loans.

Determination of Offering Price

The offering price of this issue was set arbitrarily by our executives by taking into account funds necessary to implement our business plan and the expenses of preparing, amending and filing this offering; added amounts to cover contingencies and dividing the resultant sum by a price per share that we feel will be acceptable to potential investors. The offering price does not reflect market value, assets or any established criteria of valuation.

Dilution

Prior to this offering there are 11,510,000 shares of stock issued and outstanding; 260,000 of these shares are being registered for sale by our present shareholders in this prospectus. The selling shareholder offering is concurrent with the offering of 2,000,000 shares at $0.15 per share by us. Both offerings are being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

		Percentage of Percentage of Percentage of			Percentage	Percentage	Percentage
		consideration consideration consideration			of shares	of shares	of shares
	Average	(33 1/3%	(75%	(100%	held	held (75%	held (100%
Shareholder of price		subscription) subscription) subscription)			(33 1/3%	subscription)	subscription)
type	paid				subscription)
Present
shareholders $0.003		29.80	15.87	12.40	95.57	90.56	87.80
Investors in
this offering $ 0.15		70.20	84.13	87.60	4.43	9.44	12.20

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $28,000

	Before offering	After 33 1/3%	After 75% of	After 100% of
		of offering	offering	offering
Net tangible book value per share:	$0.006	$0.02	$0.03	$0.04
Increase in net tangible book value for		$0.01	$0.02	$0.03
current investors:	NA
Dilution factor to new investors:	NA	$0.14	$0.12	$0.11

The above table indicates that our net tangible book value as of March 31, 2006 was $0.006. If one-third of this offering were subscribed to (our minimum) you would lose 14 cents value (93.3%) of the 15 cents you paid per share. If three quarters of this offering were subscribed to, you would lose 12 cents value (80%) of the 15 cents you paid per share. If all of the offering were completed you would still lose 11 cents (73%) per share of the 15 cents you invested.

“Dilution” means the difference between our public offering price of $0.15 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Selling Shareholders

The selling shareholders named in this prospectus are offering 260,000 shares of the 2,260,000 shares of common stock offered through this prospectus. The shares of our common stock that the selling shareholders are registering were acquired from us in an offering that was exempt from registration under Section 4 (2) and Regulation S of the Securities Act of 1933. The selling shareholder offering is concurrent with the offering of 2,000,000 shares at $ 0.15 per share by us. Both offerings are being registered pursuant to this prospectus.

Other than the costs of preparing this Prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales of shares of our common stock by the Selling Shareholders. Each of the Selling Shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an “underwriter” of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the Selling Shareholders, or their transferees, may sell shares of our common stock from time to time for their own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of shares of our common stock by the Selling Shareholders will inure entirely to their benefit and not to ours.

Until we are listed for trading on the OTC Bulletin Board selling shareholders are restricted to selling their shares at $ 0.15 per share. Their shares may be sold through brokers or dealers or through private transactions at the offering price of $ 0.15 per share. Once we are listed, their shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or through brokers or dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, in a sale to the public, they will be required to deliver a current prospectus in connection with the offer or sale of their shares of our common stock. In the absence of a current prospectus, if required, these shares of our common stock may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. The Selling Shareholders are hereby advised that Regulation M of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares of our common stock. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called “stabilization” activities.

The Selling Shareholders, or their transferees, might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the resale of these shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any sale of these shares of our common stock by Selling Shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a “distribution” for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

The Selling Shareholders named in this prospectus are offering all of their shares of common stock through this prospectus. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

Any changes in selling security holders after the registration statement is effective would be reflected in a Post-Effective amendment.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering;

4.	the percentage owned by each; and

5.	the identity of the beneficial holder of any entity that owns the shares.

		Total number
		of shares to be
		offered for	Total shares to	Percent owned
	Shares owned	selling	be owned Upon	upon
Name of selling	prior to this	shareholder’s	completion of	completion of
Shareholder	offering	account	this offering	this offering

Daniel O’Shaughnessy	5,000	5,000	-0-	-0-
1124 Stony Lane
Gladwyn, PA 19035

Corey Nikoloric	5,000	5000	-0-	-0-
7070 East 11th Avenue
Denver, CO 80220

Tom J. Charlton	10,000	10,000	-0-	-0-
7816 Calla Donna PL SW
Calgary, AB T2P 3G6

Timothy K. Wong	10,000	10,000	-0-	-0-
66-15 52nd Avenue
Maspeth, NY 11378

Kathleen F. Sullivan	10,000	10,000	-0-	-0-
8 Loucroft Avenue
Haden Heights, NJ 08035

Ronald Chan	10,000	10,000	-0-	-0-
104 – 360 East 14th Avenue
Vancouver, BC V5T 2M8
	10,000	10,000	-0-	-0-
Anne Dysart
419 Huntsville Crescent, NW
Apartment 3
Calgary, AB T2K 4W3

Janet Loss	10,000	10,000	-0-	-0-
1780 South Bellaire,
Suite 500
Denver, CO 80222

Timothy E. Conlon	10,000	10,000	-0-	-0-
3538 Collins Street
Castle Rock, CO 80108

Edward G. Byrd	10,000	10,000	-0-	-0-
6228 Summit Avenue
West Vancouver, BC V7W 1Y2

Sarah C. N. Byrd	10,000	10,000	-0-	-0-
6228 Summit Avenue
West Vancouver, BC V7W 1Y2

Ronald Ian Orr	10,000	10,000	-0-	-0-
203-1924 Comox Street
Vancouver, BC V6G 1R4

Darryl Culp	10,000	10,000	-0-	-0-
1705 Ramsay Street, SE
Calgary, AB T2G 4H6

Brent Jardine	10,000	10,000	-0-	-0-
140 East 27th Street
North Vancouver, BC V7N 1B5

Ralph Biggar	10,000	10,000	-0-	-0-
989 Richards Street, Suite 503
Vancouver, BC V6B 6R6

John Azzolini	10,000	10,000	-0-	-0-
3002-7171 Coachhill Road
Calgary, AB T3H 3R7

Paul Fong	10,000	10,000	-0-	-0-
1802 – 888 Pacific Street
Vancouver, BC V6Z 2S6

Patricia A. Tarantino	10,000	10,000	-0-	-0-
2 Overlook Road
Plymouth, MA 02360

James F. Conway	10,000	10,000	-0-	-0-
901 East Clements Bridge Road
Runnemede, NJ 08078

Doug Kincaid	10,000	10,000	-0-	-0-
7648 Severn Drive
Denver, CO 80230

Martin O’Shaughnessy	10,000	10,000	-0-	-0-
305 Crystal Lake Avenue
Haddonfield, NJ 08033

Robert D. Welliver	10,000	10,000	-0-	-0-

530 Kennerly Road
Springfield, PA 19064

Mary Elizabeth Walters	10,000	10,000	-0-	-0-
2765 NE 19th Street
Fort Lauderdale, FL 33305

Rachael Hodyno	40,000	40,000	-0-	-0-
7617 SW 105 Avenue
Miami, FL 33173

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 11,510,000 shares of common stock outstanding on the date of this prospectus.

Plan of Distribution

General

We will attempt to sell a maximum of 2,000,000 shares of our common stock to the public at a price of $0.15 per share on a “self underwritten” basis. We have established a minimum offering of 666,667 shares of common stock at $0.15 per share with proceeds of $100,000. If this minimum is not reached during the effective period of this prospectus, all monies will be promptly returned to subscribers. We have established an Escrow Account with our legal counsel, Joseph I. Emas. All funds will be deposited in this escrow account until the minimum subscription of $100,000 dollars is reached. Upon reaching the minimum, all funds will be released to First Corporation. If the minimum is not reached, all funds will be immediately returned to the prospective investors No interest will be earned on the escrowed funds and no interest will be paid to subscribers if we are unsuccessful in reaching the minimum subscription.

Mr. Emas has agreed to a flat fee of $1,000 for acting as our escrow agent until the minimum is reached. Should we be unsuccessful in reaching the minimum subscription amount, payment of the escrow agent fee will be paid by our officers and directors.

There can be no assurance that any of these shares will be sold. Our gross proceeds will be $ 300,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. Our officers and directors, Todd Larsen and Sheryl Cousineau will conduct the offering. Although Mr. Larsen and Ms. Cousineau are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Larsen and Ms. Cousineau satisfy Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Larsen and Ms. Cousineau are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

* Neither Mr. Larsen nor Ms. Cousineau will be compensated for their participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Larsen and Ms. Cousineau are not associated persons of a broker or dealers at the time of his participation in the sale of our securities.

* Both Mr. Larsen and Ms. Cousineau meet the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Larsen and Ms. Cousineau are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should either Mr. Larsen or Ms. Cousineau conduct this offering in any way that violates Rule 3a4-1, he or she and First Corporation could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Our legal counsel has advised that our officers and directors contact investors receiving copies of our prospectus only in response to contact being initiated by a potential purchaser and then dealing only with matters contained within our prospectus. All responses to enquiries will be made and /or confirmed in writing.

Joseph I. Emas, our securities counsel, has opined with respect to our stock.

Mr. Larsen and our other director, Ms. Cousineau as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. Mr. Larsen and Ms. Cousineau as well as current shareholders may purchase securities in this offering to reach the minimum offering amount. We have informed both Mr. Larsen and Ms. Cousineau that while they are purchasing the securities, they

(1) are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below); (2) may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934; (3) are required to furnish each broker-dealer (who may offer the common stock to be resold by our shareholders) copies of this prospectus, and (4) may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. Mr. Larsen and Ms. Cousineau, if they purchase securities to reach the minimum offering, will either (i) purchase securities immediately prior to the completion of the offering in order to reach the minimum amount; or (ii) make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution, that are not effected on a securities exchange, or through an inter-dealer quotation system or electronic communications network.

Both Mr. Larsen and Ms. Cousineau intend to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of the offering. The registration statement will also be shown to other persons that either of our directors have reason to believe may have an interest in investing in First Corporation. Mr. Larsen and Ms. Cousineau will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Larsen and Ms. Cousineau intend to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling efforts.

The offering will remain open for a period until
_____
, 2005 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

Concurrent with this offering, our selling shareholders are selling 260,000 shares of common stock which represents over nine percent of the common stock being offered in this registration statement. The 260,000 shares of common stock were issued for an effective cash consideration of $ 0.10 per share in October of 2004 which is 66.67 % of the offering price to the public of $0.15 per share in this registration statement. The effect of the selling shareholders is they may be willing to sell at lower prices than the $ 0.15 price per share in our offering once our shares are successfully listed on the OTCBB. This may impeded our ability to raise capital in our registration statement and any subsequent secondary offerings. No arrangement is in place to counter this effect. The selling shareholder offering is concurrent with the offering of 2,000,000 shares at $ 0.15 per share by us. Both offerings are being registered pursuant to this prospectus.

Should our minimum subscription of 666,667 shares of our common stock ($100,000) not be reached, all costs of the offering will be covered by our officers and directors. The amount(s) in question would deal with printing and postage and would be added to the amounts already guaranteed by Mr. Larsen and Ms. Cousineau. This amount would be put forth as a shareholder loan with no set interest or terms of repayment.

While the registration statement is effective, selling shareholders may sell their shares directly to the public at price of $ 0.15 per share until our shares are quoted on the OTCBB, if ever, and thereafter at the prevailing market price of the OTCBB, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

After listing on the OTCBB, the sales price offered by the selling shareholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling shareholders determine from time to time.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the

NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

contains a toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: with bid and offer quotations for the penny stock; - the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144 Shares

A total of 345,300 shares of our common stock are eligible for resale to the public at the time this registration statement becomes affective, if ever in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 115,100 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this prospectus, the three persons mentioned above and who are not affiliates each hold 115,100 of the shares that will be eligible for Rule 144 sales.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

No public market currently exists for our shares of common stock. We intend to apply to have our shares traded on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB, is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be traded on the OTCBB.

Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us or are we aware of any contemplated.

Directors, Executive Officers, Promoters and Control Persons

Directors:

Name of Director	Age
Todd S. Larsen	42
Sheryl Cousineau	29
Executive Officers:
Name of Officer	Office
Todd Larsen	Director, President and CEO since January 31, 2006
Sheryl Cousineau	Director and Secretary/ Treasurer since December 21, 2003

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Todd Larsen, President and Chief Executive Officer and Director

Todd Larsen became the President and Chief Executive Officer of First Corporation on January 31, 2006. He purchased 7,500,000 shares of restricted common stock from Peter Forst who had served as a director, President and CEO since October 12, 2004.

August 1995 – Present

Mr. Larsen founded and serves as Managing Partner of GSA International Forwarders, Calgary, AB. He manages all operations including shipping of over 1,500 international shipping containers each year. His duties include and have included since the Company’s Inception in 1995, the hiring and training of all administration, sales and operational staff. He also conducts spot freight negotiations and prepares all sales forecasting and budgeting.

April 1990 – August 1995 Senior Freight Forwarder, Trans Global Transportation Services, Ltd., Calgary, AB. Mr. Larsen managed all of the high volume accounts while employed by Trans Global and negotiated spot and contract rates with ocean, air and ground carriers across North America. He also supervised account traffic operations to insure correct shipment booking and routing. He developed Trans Global’s computer network and developed their software. He was also involved with sales budgeting, staff training, billing and payable approval and costing analysis.

Mr. Larsen holds a Bachelor of Arts degree in Economics with Management emphasis from the University of Calgary, Calgary, Alberta.

Mr. Larsen will devote approximately one hour per day on the affairs of the registrant, but expects that his hours will expand when phase one of the exploration program as recommended by our Professional Geologist is completed and if or when we determine that we will proceed with phase two.

Sheryl Cousineau, Chief Financial Officer, Secretary, Treasurer and Director

Ms. Sheryl Cousineau became a director of our company on December 21, 2003 and currently devotes approximately one hour per day to affairs of First Corporation.

1994 - 1999 Ms. Cousineau was employed as a teacher’s assistant with the Toronto Board of Education. Among her duties she assisted with both junior and senior kindergarten as well as special needs children. Part of her duties included planning of activities and snacks, did outside playtime duty and assisted children with assignments.

1999 - 2000 Ms. Cousineau was in the Management Training Program of Hidden Hitch, Ltd. in Huntsville, Ontario. The training program entailed hands-on experience in various departments including assembly line, quality control, packaging, shipping and receiving and painting.

2000- 2001 Assistant Sales Manager EXL Systems of Canada. Ms. Cousineau office trained and on-site trained sales people marketing a high-end cleaning and air purifying product.

2001 – 2002 Assistant Manager – Hostess Muskoka on the Rocks, Huntsville, Ontario. Duties included supervising bar activities, inventory, customer greeting and assuring fine dining atmosphere.

In September, 2002, Ms. Cousineau moved to Calgary, Alberta to become the Sales and Promotion Manager of VIP Magazine, a publication targeting high income consumers. The magazine ceased publication and all operations in April 2004.

Beginning in August, 2004 Ms. Cousineau became General Manager of Fish Creek Market, Calgary, Alberta. Her duties cover personnel, ordering, banking, advertising and all other duties entailed in running a very successful specialty supermarket.

Ms. Cousineau will spend about four hours a week on our affairs until this registration statement becomes effective.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of March 31, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

	Name and address	Amount and nature
Title of class	of beneficial owner	of beneficial owner	Percent of class
	Todd Larsen
Common Stock	156 Mt. Robson Circle	7,500,000	65.16
	Calgary, AB T2Z 2C1
Common Stock	Sheryl Cousineau	2,000,000	17.38
	16125 Shawbrooke Road, SW
	Calgary, AB T2Y 3B3

Common Stock	All executive officers and directors	9,500,000	82.54
	as a group (one person)

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof. The percent of class is based on 11,510,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share.

Common Stock

As at the date of this prospectus, 11,510,000 shares of common stock are issued and outstanding and held by 29 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of First Corporation authorize the issuance of 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock. No preferred stock has been issued.

It should be noted that even if the maximum amount of shares being registered in this offering were subscribed for there are 91,796,000 shares of common stock and all 10,000,000 shares of preferred stock un-issued by First Corporation. Any or all of this un-issued stock could be issued to delay, defer or prevent a change of control of the registrant.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. No person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our securities counsel is Joseph I. Emas, of Miami Beach, Florida. Mr. Emas passed upon the validity of the issuance of our securities under Colorado law.

The financial statements included in this prospectus and the registration statement have been audited by Madsen Brothers, CPAs of Murray, Utah to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the FirstCorp claims was prepared by B. Dewonck, B.Sc., P. Geo., and is included in reliance upon such report given upon the authority of Mr. Dewonck as a professional geologist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Colorado Statutes and our Bylaws. The Colorado Statutes permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Colorado Statutes. The indemnification provided by the Colorado Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Organization within Last Five Years

We were incorporated on December 27, 1995 under the laws of the state of Colorado. On the date of our incorporation, we appointed Inge L.E. Kerster as our sole director and officer. Ms. Kerster was issued 750,000 shares of common stock for the time, effort and expense of incorporating First Corporation. On December 21, 2003, Inge Kerster sold 700,000 of her 750,000 common shares to Ms. Sheryl Cousineau and announced her retirement and resignation from the Board of Directors. Coincidently with Ms. Kerster’s resignation Ms. Cousineau became the corporation’s sole officer and director. Ms. Cousineau participated in the raising of private investment through October 2004 and should be considered a co-promoter of the registrant.

On October 12, 2004 Mr. Peter Forst transferred to First Corporation ownership of KRL1242425 and KRL1242673 claims (the First Corp claims) in the Red Lake Mining District of Ontario, Canada for cash and 5,000,000 shares of the common stock of First Corporation. Mr. Forst was elected to the Board of Directors and assumed the office of President and Chief Executive Officer, while Ms. Cousineau retained the offices of Chief Financial Officer, Secretary and Treasurer.

On January 31, 2006, Mr. Forst sold all of his 7,500,000 shares of common stock to Mr. Todd Larsen of Calgary, Alberta, Canada. Mr. Forst tendered his resignation from the Board and Mr. Larsen was appointed in his place and was elected to the offices of President and Chief Executive Officer.

Mr. Larsen should be considered a co-promoter of the registrant.

Description of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. By a mineral claims agreement with our previous President, dated October 12, 2004, we purchased a 100% interest in the FirstCorp claims. These claims consist of two adjacent mineral claims of 1280 acres each located at the southwest end of what is known as the Confederation Lakes Area. Our claims straddle Highway 105, the Red Lake Highway that connects the Red Lake Mining District to the Trans Canada Highway near Vermillion Bay, Ontario, some 110 Kilometers (70 miles) south. We assumed a minimum work requirement of approximately US$ 10,000 (CD $12,800) by May 5, 2005 with the claims purchase. Instead of fulfilling the minimum work requirement we elected to hire a staking crew and re-stake the claims as they expired, saving nearly one-half of the amount of money required by the minimum expenditures and extending the period before any additional work requirements are necessary to May 20, 2007. Both claims are in good standing with the Province of Ontario.

During the period from incorporation, December 27, 1995, to the date of this prospectus, we have raised capital through the sale of shares of our common stock and by funds advanced by our officers and directors in order to cover administrative expenses, the costs of the geological report and fund the cash payment for the purchase of the FirstCorp claims. Prior to the acquisition of the FirstCorp claims we investigated several business opportunities, mainly in the mining and fossil fuels exploration industry. Prices of both precious and base metals were severely depressed during most of the period from 1995 through late 2003 and all prospects presented to us were declined. Oil and gas prices were also relatively low which made North American exploration by a junior company impracticable. Fund raising during that period was also extremely difficult.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the FirstCorp claims, and there is no assurance that we will discover one.

We do not consider ourselves to be a blank check as the term is defined in Regulation C, Rule 419, and we do not intend to merge with or acquire another company in the foreseeable future.

FirstCorp Claims Agreement

Cash Payment

We have paid the sum of $15,000 cash upon execution of the agreement with our previous president and CEO, Mr. Forst and $2,500 to cover the cost of the Geological Report. No further cash consideration is due pursuant to the agreement.

Exploration Expenditures Necessary to Maintain Our Claims in Good Standing

At least US$ 10,000 by midnight on May 20, 2007.

If the above exploration expenditures have not been made by the May 20 deadline we will lose any and all rights to the mineral claims.

Issuance of Shares

We issued 5,000,000 shares in our capital stock to Mr. Peter Forst, our previous President upon execution of the assignment of the claims. The 5,000,000 shares were issued at a deemed value of $15,000 or $0.003 per share.

The total consideration paid to Mr. Forst upon execution of the assignment agreement was $30,000 in cash and stock. The valuation of the purchase agreement was negotiated between our management and Mr. Peter Forst and took into account the fact that Mr. Forst agreed to take over active management of our affairs and use his experience and management skills for our benefit.

Mr. Forst paid Ruza Resources Ltd. (Jaroslav Ruza), original acquirers of the claims US$15,000 for our claims.

Recording of the Mineral Claims

The FirstCorp mineral claims consist of two mineral claims located in the Red Lake Mining District, Ontario, Canada. The mineral claims have the following legal description:

Name of
Mining Claim	Units	Work Requirement	Expiry Date
KRL 301642	16	US$ 5,000	May 20, 2007

KRL301643

16

US$ 5,000

May 20, 2007

The two mineral claims were staked in May 2003 by Jaroslav Ruza to cover an area of potential gold and base metal mineralization, as identified by Mr. Ruza. Each mineral claim was effective until May 5, 2005. On May 1, 2005 we determined that the cost of re-staking and filing our claims would be much less than spending US$ 10,000 on minimal assessment work simply to keep our claims in good standing. Accordingly, we hired a staking crew, re-staked our claims and had new, amended geological reports written. This strategy is commonly used and saved us from doing inefficient work on our claims with the sole purpose of satisfying minimum expenditure requirements. This has no effect on our purchase agreements. We had a simple choice of spending US$ 10,000 to do the minimum work or spending some US$ 6,000 (CD$5,500 to re-stake and CD$ 2,000 fir an updated report) with the added bonus of delaying mandatory expenditures until May, 2007. Newly staked claims have an initial two years to make the first minimum work expenditure.

Claim Status

First Corporation is the beneficial owner of title to the mineral claims through our trustee, Gary Schellenberg, President of Coast Mountain Geological Ltd., our geological consultants.

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the Province of Ontario. Currently, exploration work with a minimum value of $400 Canadian per unit is required during each year. Our claims encompass 32 units so our yearly commitment for exploration expenditures with the Province of Ontario is US$10,000 ($12,800 Cdn). Ontario law allows an initial two year period for first assessment work and one year for further work after that.

The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. As our mineral claims are effective until May 20, 2007, we must file confirmation of the completion of exploration work in the minimum amount of Cdn $400 per Unit or US $ 10,000 ($12,800 Cdn) by May 20 2007. If we fail to complete the minimum required amount of exploration work our mineral claims will lapse on May 21, 2007 and we will lose all interest that we have in these mineral claims. The claims were re-staked on May 20th, 2005. Mining regulations in the Province of Ontario require that the first exploration funds (the amount necessary to maintain the claims in good standing) be expended on or before May 20, 2007. Other than the acquisition of the claims from Todd Larsen and the cost of re-staking and preparation of a new report, we have spent no monies for or on the claims. To date we have spent a total of approximately US$ 25,000 in acquisition costs and costs of geological reports ( $US 15,000 original purchase, US $4,600 ( Cdn $5,500) for re-staking and $ US$ 2,500 and $ US $2,000 respectively for reports).

Anyone considering purchasing shares offered by this prospectus should be aware that we have not (nor are we aware of anyone in the past) established any known reserves and all our efforts are exploratory in nature.

Technical Information Regarding the Claims

The FirstCorp claims are the subject of a geological report prepared by B. Dewonck, P. Geo., dated September 15, 2005. The following description of the FirstCorp claims is summarized from Mr. Dewonck’s report. We paid $ 2,000 Cdn to Coast Mountain Geological Ltd. of Vancouver, BC for the preparation of this report.

There is no relationship between Mr. Dewonck and First Corporation, our officers, our directors or our affiliates.

While it is possible that some exploration work has been done on part or all of our claims sometime in the past, we have not been able too locate any reports or other historical data regarding our specific property. As a result, we are treating our claims as if they have been unexplored and without known reserves.

The property, according to published regional mapping, appears to be underlain primarily by intermediate volcanic rocks and related fragmentals in contact with amphibolites occupying the northernmost part of the property. A review of available exploration data from public and private sources, in conjunction with the proposed work program, will be required.

Location and Access.

The subject claims lie 70 miles north of the small town of Vermillion Bay in Northwestern Ontario. Located within the Red Lake Mining District, the claims ’s geographical coordinates are: North Latitude: 50o 51’, West Longitude: 93o 27’. The Red Lake Mining District covers several thousand square miles. In order to be more definitive as to location we sometimes refer to the Confederation Lakes Area of the District.

The claims straddle paved Highway 105 and can be accessed year round by driving north from Vermillion Bay. A network of logging roads provides further access.

Figure 2 – Location of Claims in relation to adjacent activity

Physiography and Climate

Relief on the claims is generally subdued, with scarce outcrop, generally covered with up to 20 m of glacial till. Local relief is between 5 and 40 m, usually resulting from glacial deposits such as eskers; where outcrop does exist ridges up to 30 m in height have formed. Drainage patterns trend south and southwest, direction of the last glacial movement in the area. Winters are typically cold, with temperatures down to – 450 C with moderate snowfall, and warm summers up to 350 C.

Ridges are generally covered by black spruce, jack pine, poplar and aspen while the flatter and boggy areas feature sparse spruce, tamarack and sphagnum mosses, with alders in narrow streams. Active logging provides excellent access and in un-logged areas deadfall from the vegetation covers outcrops.

We have no equipment on our claims nor do we have access to power other than portable generators. Work, requiring equipment for trenching, drilling, etc., will be contracted out.

Should our future exploration efforts indicate the need for a permanent infrastructure on our Claims wired power is easily accessible. Our claims straddle Ontario Highway 105 which not only provides us with year-round access but has power lines following its route.

Records of the Ontario Ministry of Mines indicate the following information with respect to the subject claims.

CLAIM NUMBER	UNITS	EXPIRY DATE		WORK REQUIREMENT
KRL301642	16	May 20 ,	200 7	Cdn $ 6,400
KRL301643	16	May 20 ,	200 7	Cdn $ 6,400
History and Previous Work

The claims are situated to the southeast of the world famous Red Lake gold mining camp, whose history dates back to 1897 when gold mineralization was first found on surface. It was not rich enough to pursue at the time and it took rumors of a silver occurrence to attract prospectors back in 1922. At that time, claims were staked. The ensuing gold rush extended to the Birch-Uchi area, which lies to the northeast of the subject claims, by 1926. The Red Lake gold camp today is still divided into the Red Lake camp proper, southwest of Trout Lake, and the Birch-Uchi greenstone belt east and southeast of Trout Lake.

Noranda began systematic exploration in 1987 using the Questor airborne system and developing a large regional database of lithogeochemical, geophysical and geological information. In 1996 they completed a GEOTEM AEM survey to search for targets at depth not detected by previous survey, and since then have focused on exploring targets between 200 and 400m vertical depths using deep search geophysical techniques and lithogeochemical sampling to identify proximal VMS-type hydrothermal alteration.

Competitive Conditions

The gold mining industry is highly competitive and we will be competing with many other exploration companies looking for precious and base metals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus, we have no employees. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the FirstCorp claims.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation other than the geological reports on our present claims

Subsidiaries

We do not have any subsidiaries. Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the FirstCorp claims and for the acquisition and exploration of additional mineral properties

Phase One

We intend to use the proceeds from this offering to commence the recommended phase one program. We will need to raise additional capital to complete the phase two program.

Our geological consultants have recommended a step-by-step procedure to maximize the identification of possible mineral deposits and focusing future work on those specific areas as opposed to digging up the whole countryside.

·	Our geologist will establish quarters on our claims and will plan on being on the property for upwards of one month. During that time he and his crew will map and establish a grid over the whole two square miles of our claims. Once this grid is established both on our map(s) and by staking the physical claims, we will contract for a Global Positioning Satellite (GPS) survey of the claims and arrange for a HLEM/Magnetometer Survey. This survey will identify masses or anomalies underground and dictate whether or not further investigation is warranted. At the same time the geologist and his crew will go over the claims closely to discover whether there are rocky outcroppings that can be recorded on our map(s) and those outcroppings themselves will be mapped and trends and other features recorded.

·	At this point it will be determined whether any target areas should have soil samples taken and sent to laboratories for analysis. Interesting outcroppings will have rock samples taken and sent for analysis and possibly for assaying. Cost of Phase 1 - $50,000.

·	Following the completion of this program and the results of analysis, if any, our Consulting Geologist will examine the results and prepare a report. This report will outline what work has taken place, results of that work and will recommend a further Phase 2 exploration program if he feels it is warranted. We have no method of forecasting what and how much these recommendations will be. Should we complete our Phase 1 program before May 20, 2007 it would more than account for any assessment work required by Province of Ontario authorities.

·	Our board of directors will make a determination whether to proceed with phase two of the exploration program upon completion of Phase One of the exploration program by the geologist and the review of the results of Phase One.

Phase Two

·	Phase two will consist of detailed follow-up geological mapping and prospecting of the claim area, with grid controlled geochemical and geophysical surveys as required to cover areas of specific interest. Phase two is intended to identify the geological environment underlying the mineral claims and a detailed mineralization map to scale should be produced. A geologist and a camp consisting of five or six crew members will conduct a field program. Under the supervision of the geologist, the crew will collect sediment samples for geochemical analysis on the areas of interest. This field work is expected to take place over a two or three week period and the analysis of the sediment samples is expected to take an additional two to three weeks. This level of surveying and sampling will provide a higher level of reconnaissance information for the mineral claims. Phase one will also include an updated geological report with an independent analysis and recommendation on the mineral claims. All of the aforementioned work is included

Because of our lack of specific experience in the mining industry we will at all times consult with our Professional Geologist. In making this determination, we will make an assessment and again in consultation with our Professional Geologist as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This procedure will include an assessment of the market for financing of junior mineral exploration projects at the time of our evaluation . If we decide not to proceed with phase two, we will expend no more money on these particular claims.

·	The next phase of the exploration program would likely be comprised of a small drill program and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment, the issuance of a work permit and the posting of a bond. The estimated cost of completion of this phase of the exploration program is approximately $350,000. Positive drilling results at this phase could indicate zones of mineralization but will not indicate, in any way, mineral reserves.

We have not chosen anyone specific to conduct exploration work on the claims. We intend to choose a geologist recognized in the Province of Ontario who has had experience working in the regional area of the claims.

The property, according to published regional mapping, appears to be underlain primarily by intermediate volcanic rocks and related fragmentals in contact with amphibolites occupying the northernmost part of the property. A review of available exploration data from public and private sources, in conjunction with the proposed work program, will be required to substantiate the current interpretation.

We anticipate spending approximately $1,000 in ongoing general and administrative expenses per month for the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

As at March 31, 2006 we had cash reserves of $1,476 which will sustain our minimum operations for approximately six months. However, we will need an additional $20,000 to cover the anticipated offering costs prior to the closing of this offering and the required expenditure on our claims. Mr. Todd Larsen and Ms Sheryl Cousineau, our president and secretary/treasurer, respectively, have indicated to us that they will advance up to $30,000 over the next six months in order to enable us to proceed with this offering. Ms. Cousineau, our corporate secretary and chief financial officer has advanced $6,500 to re-stake our claims and cause a new geological report to be issued. These funds were advanced as a shareholder loan, with no set interest rate or terms of repayment.

Our embarking on a Phase Two work program and investigation and acquisition of additional mineral claims interests is subject to us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate generating any revenue. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to complete the phase two exploration program. In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in the claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  our ability to raise additional funding
  the market for gold and silver and base minerals such as zinc, copper results of our proposed exploration programs on the FirstCorp claims our ability to find joint venture partners for the development of our claims interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities such as oil and gas exploration. In the event no other such opportunities are available, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence that warrants further mineral exploration we would likely conduct trenching and/or drilling on the mineral claims to determine if mineralization zones exist. If we decide to commence a drill program on the claims, we will require additional funding. The cost of such a program cannot be determined until results from the first two phases of exploration are completed. However, we estimate that such a program will cost approximately $350,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional phases of exploration. We do not have any arrangements in place for any future equity financing.

Currently, Mr. Larsen devotes approximately ten hours per week and Ms. Cousineau devotes approximately five hours a week on our business. Both of our officers and directors have indicated that they will expand the time spent on our business if and when the demand presents itself.

Results of Operations

We have had no operating revenues since our inception on December 27, 1995 through to March 31, 2006. Our activities have been financed from the proceeds of share subscriptions. From our inception, on December 27, 1995, to March 31, 2006, we have raised a total of $ 42,350 from private offerings of our securities.

For the period from inception, December 27, 1995, to March 31, 2006, we incurred operating costs of $46,624. These operating costs included mineral claims expenditures consisting of the $15,000 payment for the purchase the FirstCorp claims and $2,500 representing the cost of the geological report on the FirstCorp claims. In addition, we incurred $21,426 in professional fees, general and administrative expenses and legal and accounting services during the period in connection with this offering.

Liquidity and Capital resources

As at March 31, 2006, we had cash on hand of $ 1,476 and working capital of $1,476. This compares with cash on hand of $ 8,995 and working capital of $ 7,995 as at April 30 2005.

We have funded our business to date from sales of our common stock. Gross proceeds from the sale of our common shares during the period from inception, on December 27, 1995, through March 31, 2006, totaled $ 42,350. Net cash used in operating activities was $ 31,376 which primarily consisted of the net loss during the period of $46,624.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the mineral claims and our venture will fail.

On or before May 20, 2007 we are required to incur minimum exploration expenditures totaling approximately $ 10,000 ($12,800 Cdn) in order to keep the FirstCorp claims in good standing. As of April 15, 2006, this requirement remains and is not satisfied as yet.

Description of Claims

First Corporation has purchased outright two blocks of mineral claims (claim numbers KRL 301642 and KRL 30164 3) each comprised of two square miles of the Red Lake Mining District in the Province of Ontario, Canada.

We currently do not have executive offices and one of our shareholders provides us with a mailing address at no charge at 254-16 Midlake Boulevard, Calgary, AB T2X 2X7. Ms. Cousineau, our secretary/treasurer provides office space for the storage and maintenance of corporate records free of charge.

Certain Relationships and Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;

Any person proposed as a nominee for election as a director;

     Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; Any of our promoters; Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Todd Larsen and Ms. Sheryl Cousineau our officers and directors, have acted as our co-promoters for approximately the past two months. Mr. Larsen has purchased the entire holdings of our previous president, Peter Forst, consisting of 7,500,000 shares. Mr. Forst previously acquired 5,000,000 shares of our common stock at a price of $0.003 per share. For accounting purposes Mr. Forst paid a total deemed purchase price of $15,000 for these shares on October 4, 2004 (the funds were offset against capital contributions). Ms. Cousineau purchased her 2,000,000 post-split shares in a private transaction from Ms. Inge Kerster, our original incorporator and President

We forward split our issued and outstanding stock on a 2-1 basis on October 10, 2004 and on a 5-2 basis on September 5, 2005. Subsequently, Mr. Forst returned for cancellation, 5,000,00 of his post-split common shares and Ms. Cousineau returned 1,500,000 shares of her post-split common stock for cancellation. As of the September 5-l forward stock split and the return of shares for cancellation, Mr. Forst held 7,500,000 common shares and Ms. Cousineau held 2,000,000 common shares.

Mr. Forst also arranged for the purchase of the FirstCorp claims for a price of $15,000. Ms. Inge Kerster received cash consideration at fair market value for the shares sold to Ms. Cousineau and did not receive anything else of value (including claims, contracts, options or rights of any kind).

Market for Common Equity and Related Stockholder Matters

No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over The Counter Bulletin Board (OTCBB)upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 29 registered shareholders.

Rule 144 Shares

A total of 1,400,000 shares of our common stock will be available for resale to the public after December 21, 2004 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 115,100 shares of common stock as of the date of this prospectus

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have included 260,000 shares held by selling shareholders in the registration statement.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Colorado Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

· we would not be able to pay our debts as they become due in the usual course of business; or

· our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on December 27, 1005, until January 31, 2004.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
				Other	Restricted	Securities
Name and				Annual	Stock	Underlying	LTIP	All Other
Principal				Compen-	Awards	Options/SARS payouts		Compen-
Position	Year	Salary ($) Bonus ($)		sation ($)	($)	(#)	($)	sation ($)
Todd Larsen
CEO (1)	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Sheryl
Cousineau (2)	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)Appointed President and Chief Executive Officer on October, 12, 2004

(2)Appointed President and Secretary/Treasurer December 21, 2003, resigned as President October 12, 2004

None of our directors have received monetary compensation since our incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on December 27, 1995.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Larsen, our President and Chief Executive Officer or Ms. Cousineau, our Chief Financial Officer and Secretary/Treasurer. We do not pay any salary to either officer/director

(FINANCIAL STATEMENTS)

Our audited financial statements, as described below, are attached hereto.

FIRST CORPORATION

FINANCIAL STATEMENTS FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

MADSEN & ASSOCIATES, CPAs INC. 684 EAST VINE STREET, SUITE 3 SALT LAKE CITY, UTAH 84107

FIRST CORPORATION FINANCIAL STATEMENTS TABLE OF CONTENTS

Report of Independent Accountants F-1

Balance Sheets for the years ended September 30, 2005 and 2004 .….… F-2

Statements of Operations for the years ended September 30, 2005 and 2004 and for the period

December 27, 1995 (inception) to September 30, 2005.………………….…F-3

Statement of Stockholders’	Equity (Deficit) for the
Period December 27, 1995	through September 30, 2005	…….……………F-4

Statements of Cash Flows for the years ended September 30, 2005 and 2004 and for the period

December 27, 1995 (inception) to September 30, 2005 F-5

Notes to Financial Statements F-7

Board of Directors First Corporation

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of First Corporation as of September 30, 2005 and 2004 and the related statements of operations, shareholders’ equity and cash flows for the years then ended and for the period from December 27, 1995 (date of inception) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Corporation as of September 30, 2005 and 2004 and the results of its operations and cash flows for the years then ended and for the period from December 27, 1998 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

We also audited the adjustments described in Note 7 that were applied to restate the

December 31, 2004 financial statements. In our opinion such adjustments are appropriate and have been properly applied.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company incurred a net loss of approximately $47,126 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Madsen & Associates CPA’s, Inc. Salt Lake City, Utah April 7, 2006

F-1

FIRST CORPORATION (AN EXPLORATION STAGE COMPANY )

BALANCE SHEETS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

ASSETS
	September 30,		September 30,
	2005		2004

Current Assets:
			$
Cash		$1,724	22,600

Total Current Assets		1,724	22,600

			$
Total Assets		$1,724	22,600

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Advance from shareholder		6,500	-

Total Current Liabilities		6,500	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued		-
Common stock, $.001 par value; 100,000,000 shares authorized
1,151,000 and 5,470,000 shares issued and outstanding at
September 30, 2005 and 2004, respectively		1,151	547
Additional paid in capital		41,199	22,803
Deficit accumulated during the exploration stage		(47,126)	(750)

Total Stockholders' Equity (Deficit)		(4,776)	22,600

			$
Total Liabilities and Stockholders' Equity (Deficit)		$1,724	22,600

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

FIRST CORPORATION

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004 AND FOR THE PERIOD DECEMBER 27, 1995 (INCEPTION) THROUGH SEPTEMBER 30, 2005

			From December 27, 1995
			(Date of inception
	For the years ended September 30		of exploration stage)
	2005	2004	to September 30, 2005

Revenue:	$-	$-	$-

Total Revenue	-	-	-
Operating Expenses:
Mineral exploration costs	25,700	-	25,700
General & administrative	20,676	-	21,426

Total Operating Expenses	46,376	-	47,126
	$		$
NET LOSS	(46,376)	$-	(47,126)

Weighted Average Shares
Common Stock Outstanding	17,917,500	5,268,333

Net Loss Per Share
(Basic and Fully Dilutive)	(0.00)	(0.00)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIALS STATEMEWNTS

FIRST CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
AS AT SEPTEMBER 30, 2005
Preferred Stock				Common Stock
				100,000,000 shares			Deficit accumulated during exploration
10,000,000 shares authorized				authorized
						Additional
Shares		Par Value		Share	Par Value	Paid-In
		$.0001 per			$.0001 per
Issued		share		Issued	share	Capital	stage	Total

BALANCE- December 27, 1995 (inception)	-		$-	-	$-	$-	$-	$ -
Issuance of common stock in exchange for services	-		-	3,750,000	375	375	-	750
Net loss	-		-	-	-	-	(750)	(750)

BALANCE- September 30, 1996	-		-	-	-	-	(750)	-
Net loss	-		-	-	-	-	-	-

BALANCE- September 30, 1997	-		-	-	-	-	(750)	-
Net loss	-		-	-	-	-	-	-

BALANCE- September 30, 1998	-		-	-	-	-	(750)	-
Issuance of common stock for cash at $.002 per share	-		-	1,500,000	150	450	-	600
Net loss	-		-	-	-	-	-	-

BALANCE- September 30, 1999	-		-	5,250,000	525	825	(750)	600
Net loss	-		-	-	-	-	-	-

BALANCE- September 30, 2000	-		-	-	-	-	(750)	600
Net loss	-		-	-	-	-	-	-

BALANCE- September 30, 2001	-		-	-	-	-	(750)	600
Net loss	-		-	-	-	-	-	-
BALANCE- September 30, 2002	-		-	-	-	-	(750)	600
Net loss	-		-	-	-	-	-	-

BALANCE- September 30, 2003	-		-	5,250,000	525	825	(750)	600
Issuance of common stock for cash at $.50 per share	-		-	220,000	22	21,978	-	22,000

BALANCE- September 30, 2004	-		-	5,470,000	547	22,803	-	22,600
Issuance of common stock for services rendered	-		-	12,500,000	1,250	13,750	-	15,000
Issuance of common stock for cash at $.25 per share	-		-	40,000	4	3,996	-	4,000
Cancellation of shares	-		-	(6,500,000)	(650)	650	-	-
Net loss	-		-	-	-	-	(46,376)	(46,376)

BALANCE- September 30, 2005	-		$-	11,510,000	$ 1,151	$41,199	$(47,126)	$(4,776)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

FIRST CORPORATION
(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004
AND FOR THE PERIOD DECEMBER 27, 1995 (INCEPTION)
THROUGH SEPTEMBER 30, 2005

					From December 27,1995
					(Inception) To
	For the years ended September 30				September 30, 2005
	2005		2004

Cash Flows Used in Operating Activities:
Net Loss		$(46,376)		$-	$(47,126)
Adjustments to reconcile net (loss) to net cash provided
by operating activities:
Issuance of stock for services rendered		15,000			15,750

Net Cash Used in Operating Activities		(31,376)		-	(31,376)

Cash Flows from Investing Activities:		-		-	-

Cash Flows from Financing Activities:
Proceeds from note payable to related party		15,000		-	15,000
Repayment of note payable to related party		(15,000)		-	(15,000)
Advance from shareholder		6,500			6,500
Issuance of common stock		4,000		22,000	26,600

Net Cash Provided by Financing Activities		10,500		22,000	33,100

Net Increase (Decrease) in Cash		(20,876)		22,000	1,724

Cash at Beginning of Year		22,600		600	-

Cash at End of Year		$1,724		$22,600	$1,724

Non-Cash Investing & Financing Activities
Issuance of stock for services		$15,000		$-	$15,750

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

FIRST CORPORATION NOTES TO FINANCIAL STATEMENTS AS AT SEPTEMBER 30, 2005

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

First Corporation (the “Company”) was incorporated under the laws of the State of Colorado on December 27, 1995. The Company’s activities to date have been limited to organization and capital formation. The Company is “an exploration stage company” and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit. The Company has changed its fiscal year end to September 30. This action was taken to facilitate its year end reporting requirements and for administrative purposes.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of F-6 stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – MINERAL CLAIMS

The Company has entered into an option agreement, dated October 14, 2004 to acquire a 100% interest in a total of two mineral claims located in the Red Lake Mining District in Ontario, Canada.

The property was acquired for $15,000 in cash. These costs have been expensed as exploration costs during the year ended September 30, 2005.

NOTE 4 – COMMON STOCK

On October 10, 2004 the Company affected a two for one stock split for all outstanding shares of stock at that date.

On September 5, 2005 the Company affected a five for two stock split for all outstanding shares of stock at that date. These stock splits have been retroactively reported in the shareholders equity as if the stock splits occurred at inception.

In December, 1995 the Company issued 3,750,000 shares of its common stock to a shareholder in exchange for services. The shares were valued at $.002 per share for an aggregate of $600.

In April, 1999 the Company issued 1,500,000 shares of common stock in exchange for cash. The shares were valued at $.0004 per share for an aggregate of $600.

In September, 2004 the Company issued 220,000 shares of common stock in exchange for cash. The shares were valued at $.10 per share for an aggregate of $22,000.

In October, 2004 the Company issued 12,500,000 shares in exchange for services rendered. The shares were valued at $.0012 per share for an aggregate of $15,000.

In December, 2004 the Company issued 40,000 shares in exchange for cash. The shares were valued at $.10 per share for an aggregate of $4,000.

In September, 2005 two shareholders/officers cancelled 6,500,000 shares of stock that had previously been issued for services rendered.

NOTE 5 – RELATED PARTY TRANSACTIONS

In June of 2004 an entity related by common control advanced $15,000 in cash to the Company. The balance was repaid in September of 2004.

In May of 2005 a shareholder of the Company advanced $6,500 to the Company for the payment of certain exploration casts. The advance bears no interest rate and is payable upon demand.

In October of 2005 the Company issued 12,500,000 shares to the Company’s president for services rendered. Also, in October of 2005 the Company acquired mineral claims from this same individual by paying cash in the amount of $15,000. This transaction is also described in Note 3 to the financial statements.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $47,126 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

F-8

NOTE 7 – RESTATEMENT – CORRECTION OF AN ERROR

The Company had previously issued audited financial statements as of and for the year ended December 31, 2004. The Company has changed its fiscal year end to September 30th for administrative purposes. The Company had previously capitalized the costs of the mineral claims referred to in Note 3 and were amortizing the claims over a five year period. Management of the Company determined that the mineral claims had no value and elected to expense these costs in the correct fiscal year.

The financial statements for the period ended December 31, 2004 have not been presented with these financial statements as they are not comparative in nature. The financial statements for the period ended December 31, 2004 are considered interim financial statements for the Company and would report the results of operations and cash flows for the three months ended December 31, 2004. The following table reflects the effects of the error correction in the recording of the mineral claim as of December 31, 2004.

	Corrected	Previously reported
	Amounts	Amounts	Correction
Balance Sheet
Other Assets	-	14, 250	(14,250)
Total Assets	8,995	23,245	(14,250)
Statement of Operations
Write-off mineral claim	15,000	-	15,000
General & administrative	3,748	4,498	(750)
Exploration costs	18,199	18,199	-
Net loss	(36,947)	(22,697)	(14,250)
Net loss per share	( .01)	( .01)	( .01)

F-9

	FIRST CORPORATION
	(A Development Stage Company)
	INTERIM BALANCE SHEETS
	March 31, 2006 and September 30, 2005
	(Prepared by Management)

	March 31,		September
			30,
		2006	2005
	ASSETS
Current
Cash		$1,477	$1,724

Total Current Assets		1,477	1,724

Total Assets		$1,477	$1,724

LIABILITIES

Current
Advance from Shareholder
		6,500	6,500
Total Current Liabilities		6,500	6,500

STOCKHOLDERS’ DEFICIENCY

Preferred stock
10,000,000	shares authorized, $0.001 par value
None issued
Common stock
100,000,000	shares authorized, $0.0001 par value
11,650,000 shares issued		1,151	1,151
Additional paid-in capital		41,199	41,199
Deficit accumulated during the development stage		(47,373)	(47,126)

Total Stockholders Equity (Deficit)		(5,023)	(4,776)

		$1,477	$1,724

	SEE ATTACHED NOTES
	F-10

FIRST CORPORATION
(A Development Stage Company)
INTERIM STATEMENTS OF OPERATIONS
for the six month period ended March 31, 2006 and 2005
and for the period December 27, 1995 (Inception) to March 31, 2006
(Prepared by Management)

			December 27, 1995
	Six Months		(inception)
	Ended		through
	March 31		March 31
	2006	2005	2006
Expenses
General and administrative	$247	$-	$21,673
Mineral Property costs	0	-	25,700

Total Operating Expenses	247	-	47,373

Net Loss	$(247)	$-	$(47,373)

Weighted Average Common Shares Outstanding	11,510,000		5,741,500

Net Loss Per Share (Basic and Fully Dilutive)	(0.00)	-	(0.00)

SEE ATTACHED NOTES F-11

FIRST CORPORATION
(A Development Stage Company)
INTERIM STATEMENTS OF CASH FLOWS
for the six month ended March 31, 2006 and 2005
and for the period December 27, 1995 (Inception) to March 31, 2006
(Prepared by Management)
				December 27, 1995 (Inception) To March 31, 2006

	March 31,
	2006	2005

Operating Activities
Net loss for the period	$(247)		$-	$(47,373)
Adjustments to reconcile Net (loss) to Net Cash
Provided by Operating Activities	0			15,750

Net Cash Used in Operating Activities	(247)			(31,623)

Cash Flows from Investing Activities	-		-	-
			-

Financing Activity
Proceeds of Note Payable to Related Party	-		-	15,000
Repayment of Note Payable to Related Party	-		-	(15,000)
Advance from Shareholder	-		-
				6,500
Issue of common stock
	-		-	26,600

Net Cash Provided by Financing Activities				3,100

Increase (decrease) in cash during the period	(247)		-	1,477

Cash, beginning of the period			-	-

	1,724

Cash, end of the period	$1,477		$-	$1,477

Non-cash Investing and Financing Activities
Issuance of stock for Services	$-		$-	$15,750

SEE ATTACHED NOTES

F-12

FIRST CORPORATION

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS March 31, 2006 (Unaudited)

Note 1

Interim Reporting

The accompanying unaudited interim financial statements have been prepared by FIRST CORPORATION (the “Company”) pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally include in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments; consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended September 30, 2005, as filed with the United States Securities and Exchange Commission.

The results of operations for the six months ended March 31, 2006 are not indicative of the results that may be expected for the full year.

Note 2 Continuance of Operations

The interim financial statements have been prepared using generally accepted accounting in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. At March 31, 2005, the Company has a working capital deficiency of $5,023 which is not sufficient to meet its planned business objectives or to fund mineral property expenditures and ongoing operations for the next twelve months. The Company has accumulated losses of $47,373 since its commencement and has not yet achieved profitable operations. Its ability to continue as a going concern is dependent on the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they become due.

These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

F-13

Note 3

Mineral Property

By an agreement dated January14, 2005 the Company acquired from the President of the Company a 100% interest in 22 mineral claims located in the Thunder Bay Mining District, Abrey Township, Ontario, Canada in net consideration of 7,500,000 common shares of the Company. This net figure reflects all stock splits and a surrender by the President of the registrant of 5,000,000 shares of common stock for cancellation.

Note 4 Related Party Transaction – Note 3

Included in the accounts payable and accrued liabilities at March 31, 2006 is $6,500 due to a related party. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

Note 5 Share Capital – Note 3

On October 10, 2004 the Company forward split its issued and outstanding common shares on a two-for-one (2-1) basis; on September 20, 2005 the Company further split it issued and outstanding shares on a five to two (5 – 2) and decreased the par value per common share to $0.0001.

F-14

Changes in and Disagreements with Accountants

(a) Effective on September 27, 2005, the Registrant dismissed Jewett, Schwartz & Associates by declining to renew the engagement of Jewett, Schwartz & Associates as the independent accountant engaged to audit the financial statements of the Registrant and engaged Madsen & Associates, CPAs as its new independent registered public accounting firm for fiscal year ending September 30, 2005 and September 30, 2004.

Jewett, Schwartz & Associates performed the audit of the Registrant’s financial statements for year ending December 31, 2004. During this period and the subsequent interim period prior to the Registrant declining to renew their engagement, there were no disagreements with Jewett, Schwartz & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Jewett, Schwartz & Associate’s satisfaction would have caused Jewett, Schwartz & Associates to make reference to this subject matter of the disagreements in connection with Jewett, Schwartz & Associates’ report, nor were there any "reportable events" as such term is defined in Item 304(a)(3) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

The Registrant determined that a new independent certified public accountant would be in the best interests of the shareholders of the Registrant. The decision to not to renew the engagement with Jewett, Schwartz & Associates was approved by the Registrant’s Board of Directors.

The audit reports of Jewett, Schwartz & Associates for the Registrant's year ending on December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion or qualification or modification as to uncertainty, audit scope, or accounting principles, other than the 49 uncertainty that the Registrant might not be able to operate as a going concern.

The Registrant has requested Jewett, Schwartz & Associates to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Registrant. A copy of such letter is filed as Exhibit 16.1 to this Form SB-2A.

(b) Effective on September 27, 2005 the Registrant has engaged Madsen & Associates, CPA’s Inc. as the new principal accountant to audit its financial statements. The decision to engage Madsen & Associates, CPA’s Inc. was approved by the Registrant's Board of Directors The Registrant has not consulted with Madsen & Associates on any accounting matters prior to its engagement.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as 50 underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required in the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Colorado and our bylaws. Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Colorado law; or

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$45.00
Accounting fees and expenses	7,000.00
Legal fees and expenses	17,000.00
Printing	5,000.00
EDGAR filing fees	4,955.00

Total	$34,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

Our original incorporator and President, Inge Kerster was issued 750,000 shares of our common stock on December 27, 1997 for her time, effort and expense in forming First Corporation at a deemed price of $0.001 per share.

On April 1, 1999 two individuals were issued 150,000 shares of our common stock each at a price of $0.002. These shares were issued relying on Regulation S and Section 4 (2). On

October 5, 2004 we issued to several individuals in the United States and Canada a total of 44,000 common shares @ $.50 per share. On October 10, 2004 all issued and outstanding common shares were forward split on a 2 for 1 basis. On December 20, 2004 we issued 16,000 shares to one individual at a price of $0.25 per share.

On October 12, 2004 we issued our President and Chief Executive Officer 5,000,000 shares of our common stock at a deemed price of $0.003 per share to acquire a 100% interest in the FirstCorp claims.

On September 20, 2005 we forward split our issued and outstanding shares on a 5-2 basis and our president and secretary gifted back for cancellation 5,000,000 and 1,500,000 shares respectively. All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable. All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The aggregate deemed value of the shares we issued to Mr. Larsen was $15,000. These securities are restricted pursuant to Rule 144. Appropriate legends will be affixed to the stock certificates representing these shares. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act because it was a transaction by an issuer not involving a public offering, the recipient had sufficient knowledge and experience in financial and business matters and was able to evaluate the merits and risks of an investment in the issuer, it had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and Regulation S of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b)	there was no public offering or general solicitation with respect to the offering;

(c)	the investors were provided with certain disclosure materials and all other information requested with respect to our company;

     (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

For non-United States entities, we completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.

Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each non-resident purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S and which, among other things, precludes transfers except as provided above.

Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. Each subscription agreement precluded transfer except under the above conditions. No registration rights were granted to any of the purchasers. We did not utilize an underwriter for any of the foregoing.

Regulation S Compliance

Each Regulation S offer or sale was made in an offshore transaction;

Offering restrictions were, and are, implemented;

Each Regulation S purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

The issuer is required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents the registrant from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S. have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 27. Exhibits. EXHIBIT NUMBER DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Opinion of Joseph I. Emas, with consent to use

10.1	Subscription Agreement

16.1	Previous consent of independent auditor

23.1	Consent of Independent Auditors

23.2	Consent of Counsel (Included in Exhibit 5.1)

99.3	Escrow Agreement

99.4	Purchase Agreement

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, AB on May 10, 2006.

First Corporation

By: /S/ Todd Larsen

Todd Larsen, Director, President and Chief Executive Officer

By: /s/ Sheryl Cousineau

Sheryl Cousineau, Director, and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Todd Larsen and Sheryl Cousineau , each of them severally his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462 (b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on this 10th day of April, 2006 by the persons and in the capacities indicated below.

Signature	Title

/s/ Todd Larsen
Todd Larsen	President, Chief Executive Officer, Director	May 10, 2006
/s/ Sheryl Cousineau
May 10, 2006
Sheryl Cousineau	Director and Chief Financial Officer